Exhibit 99.1
CRITEO REPORTS STRONG FINANCIAL RESULTS IN SECOND QUARTER 2021

Company Raises Outlook for Fiscal 2021 Revenue ex-TAC and Adjusted EBITDA margin

NEW YORK - August 4, 2021 - Criteo S.A. (NASDAQ: CRTO), the global technology company that provides the world's leading Commerce Media Platform, today announced financial results for the second quarter ended June 30, 2021 that exceeded the Company's quarterly guidance.

Second Quarter 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$551	$438	26%	$1,092	$941	16%
Net Income	$15	$6	144%	$38	$23	70%
Diluted EPS	$0.23	$0.09	156%	$0.58	$0.34	71%
Cash from operating activities	$26	$33	(21)%	$104	$90	15%
Net cash position	$490	$578	(15)%	$490	$578	(15)%

Non-GAAP Results[1]
Revenue ex-TAC	$220	$180	22%	$434	$386	12%
Revenue ex-TAC margin	40%	41%	(1)%	40%	41%	(1)%
Adjusted EBITDA	$67	$39	73%	$143	$98	46%
Adjusted diluted EPS	$0.63	$0.27	133%	$1.31	$0.79	66%
Free Cash Flow (FCF)	$13	$15	(11)%	$77	$60	28%

“We continue to execute on our Commerce Media Platform strategy and are excited to see our vision coming to life,” said Megan Clarken, CEO. “We feel very good about our solid performance and continued momentum.”

Q2 2021 Operating Highlights

•The media spend we activated for marketers and media owners increased 31% year-over-year.
•New solutions grew 50% year-over-year at constant currency2 to 25% of total revenue ex-TAC.
•Retail Media revenue grew 10% and Retail Media Revenue ex-TAC grew 49% year-over-year at constant currency2. Same-retailer revenue ex-TAC3 for Retail Media increased 65% year-over-year.
•Criteo acquired Mabaya, a leading retail media technology company that powers sponsored products and retail media monetization for major ecommerce marketplaces globally.
•We added Best Buy and a large high-end fashion specialty retailer in the U.S to our Retail Media Platform.
•We added over 700 net new clients and closed the quarter with over 21,300 clients.
•Same-client revenue3 increased 22% and same-client revenue ex-TAC2 increased 16% year-over-year at constant currency2.
•We expanded our Product leadership team, with a series of key hires to accelerate Product innovation and Go-to-Market.
•During our successful 2021 Investor Day, we revealed our roadmap for the future of the open internet and unveiled our new Criteo branding to align with our significant transformation executed over the last year, including a new logo, visual identity and brand positioning, "The Future is Wide Open".

___________________________________________________
1 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2020 average exchange rates for the relevant period to 2021 figures.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Financial Summary

Revenue for Q2 2021 was $551 million and Revenue ex-TAC was $220 million. Adjusted EBITDA for the quarter was $67 million, resulting in an adjusted diluted EPS of $0.63. At constant currency, Q2 2021 Revenue increased by 22% and Revenue ex-TAC increased by 18%. Free Cash Flow was $13 million in Q2 2021, growing 28% in the first half 2021 to $77 million, and driving a Free Cash Flow conversion rate of 54% of Adjusted EBITDA in the first half 2021. As of June 30, 2021, we had $553 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, "With strong double-digit growth in our new solutions, fast execution on our leading Commerce Media Platform and solid operating margins, we continue to invest in our sustainable and profitable growth."

Revenue and Revenue ex-TAC

Revenue increased by 26% year-over-year in Q2 2021, or 22% at constant currency, to $551 million (Q2 2020: $438 million). Revenue ex-TAC in the quarter increased 22% year-over-year, or 18% at constant currency, to $220 million (Q2 2020: $180 million). Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 40% (Q2 2020: 41%).

•Marketing Solutions revenue grew 28% (or 23% at constant currency) and Marketing Solutions revenue ex-TAC grew 19% (or 15% at constant currency), driven by increased spend from Retail clients, both on our retargeting and audience targeting solutions, offsetting part of the negative impact from continued lower spend from Travel clients.
•Retail Media revenue grew 13% (or 10% at constant currency) and Retail Media revenue ex-TAC increased 53% (or 49% on a constant currency basis), driven by good execution around Prime Day in North America and continued traction in EMEA.

•In the Americas, Revenue increased 19% year-over-year, or 19% at constant currency, to $221 million and represented 40% of total Revenue. Revenue ex-TAC increased 24% year-over-year, or 23% at constant currency, to $87 million and represented 40% of total Revenue ex-TAC.
•In EMEA, Revenue increased 31% year-over-year, or 21% at constant currency, to $209 million and represented 38% of total Revenue. Revenue ex-TAC increased 22% year-over-year, or 13% at constant currency, to $85 million and represented 38% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue increased 31% year-over-year, or 29% at constant currency, to $121 million and represented 22% of total Revenue. Revenue ex-TAC increased 22% year-over-year, or 20% at constant currency, to $49 million and represented 22% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income grew 144% to $15 million in Q2 2021 (Q2 2020: $6 million). Net income margin as a percentage of revenue was 3% (Q2 2020: 1%). In the quarter, we incurred $10 million in restructuring related and transformation costs. Net income available to shareholders of Criteo S.A. was $15 million, or $0.23 per share on a diluted basis (Q2 2020: $6 million, or $0.09 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs and the tax impact of these adjustments, was $41 million, or $0.63 per share on a diluted basis (Q2 2020: $17 million, or $0.27 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA increased 73% year-over-year, or 61% at constant currency, to $67 million (Q2 2020: $39 million), driven by the Revenue ex-TAC performance over the period and effective cost management balanced with growth investments. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 31% (Q2 2020: 22%).

Operating expenses increased by 20% or $27 million, to $163 million (Q2 2020: $136 million), mostly driven by investments in our growth areas, including R&D, in a context of disciplined expense management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP Operating Expenses, increased by 9% or $11 million, to $131 million (Q2 2020: $120 million), driven by investments in our growth areas, including R&D, and the impact of our growing stock price on our social charges over the period.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 21% year-over-year to $26 million in Q2 2021 (Q2 2020: $33 million) and grew 15% to $104 million in the first half 2021 (H1 2020: $90 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 11% to $13 million (Q2 2020: $15 million), but grew 28% in the first half 2021 to $77 million (H1 2020: $60 million), driving a Free Cash Flow conversion rate of 54% of Adjusted EBITDA in the first half 2021 (H1 2020: 61%).

In Q2 2021, we acquired Mabaya, expanding our Commerce Media Platform into the exciting area of online marketplaces. Cash and cash equivalents increased $2 million compared to December 31, 2020 to $490 million, after the Mabaya acquisition and spending $30 million on share repurchases in the second quarter of 2021.

As of June 30, 2021, the Company had total financial liquidity in excess of $1 billion, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 4, 2021.

Fiscal year 2021 guidance:
•We raise our Revenue ex-TAC growth outlook to between +6% and +8% at constant-currency.
•We raise our expectation of our Adjusted EBITDA margin to approximately 32% of Revenue ex-TAC.

Third quarter 2021 guidance:
•We expect Revenue ex-TAC between $202 million and $205 million, translating into constant-currency growth between +8% and +9% year-over-year.
•We expect Adjusted EBITDA between $47 million and $50 million.

The above guidance for the third quarter and the fiscal year ending December 31, 2021 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.831, a U.S. dollar-Japanese Yen rate of 108, a U.S. dollar-British pound rate of 0.719, a U.S. dollar-Korean Won rate of 1,112 and a U.S. dollar-Brazilian real rate of 5.36.

The above guidance assumes no acquisitions are completed during the third quarter ending September 30, 2021 and fiscal year ended December 31, 2021.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Revenue ex-TAC by Solution to revenue by solution, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC by Solution, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2021 and the year ended December 31, 2021, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the COVID-19 virus.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, August 4, 2021, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on https://www.webcaster4.com/Webcast/Page/1274/42221 and will be available for replay on the Company's website http://ir.criteo.com.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,500 Criteo team members partner with over 21,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Clemence Vermersch, Director, Investor Relations, c.vermersch@criteo.com

Criteo Public Relations
Jessica Meyers, Director, Public Relations, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$489,521	$488,011
Trade receivables, net of allowances of $42.6 million and $39.9 million at June 30, 2021 and December 31, 2020, respectively	438,703	474,055
Income taxes	13,055	11,092
Other taxes	71,866	69,987
Other current assets	21,841	21,405
Marketable Securities - current portion	53,471	—
Total current assets	1,088,457	1,064,550
Property, plant and equipment, net	161,971	189,505
Intangible assets, net	88,558	79,744
Goodwill	332,295	325,805
Right of Use Asset - operating lease	130,104	114,012
Marketable securities - non current portion	10,000	41,809
Non-current financial assets	14,766	18,109
Deferred tax assets	16,291	19,876
Total non-current assets	753,985	788,860
Total assets	$1,842,442	$1,853,410

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$341,047	$367,025
Contingencies	1,945	2,250
Income taxes	3,105	2,626
Financial liabilities - current portion	3,219	2,889
Lease liability - operating - current portion	37,243	48,388
Other taxes	54,697	58,491
Employee - related payables	74,491	85,272
Other current liabilities	40,988	33,390
Total current liabilities	556,735	600,331
Deferred tax liabilities	4,176	5,297
Defined benefit plans	6,014	6,167
Financial liabilities - non-current portion	375	386
Lease liability - operating - non-current portion	103,888	83,007
Other non-current liabilities	13,185	5,535
Total non-current liabilities	127,638	100,392
Total liabilities	684,373	700,723
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,697,360 and 66,272,106 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	2,173	2,161
Treasury stock, 6,080,008 and 5,632,536 shares at cost as of June 30, 2021 and December 31, 2020, respectively.	(111,823)	(85,570)
Additional paid-in capital	720,762	693,164
Accumulated other comprehensive income (loss)	(7,438)	16,028
Retained earnings	519,893	491,359
Equity - attributable to shareholders of Criteo S.A.	1,123,567	1,117,142
Non-controlling interests	34,502	35,545
Total equity	1,158,069	1,152,687
Total equity and liabilities	$1,842,442	$1,853,410

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue	$551,311	$437,614	26%	$1,092,388	$940,990	16%

Cost of revenue
Traffic acquisition cost	(331,078)	(257,698)	28%	(658,745)	(555,062)	19%
Other cost of revenue	(37,364)	(33,914)	10%	(72,076)	(67,720)	6%

Gross profit	182,869	146,002	25%	361,567	318,208	14%

Operating expenses:
Research and development expenses	(41,915)	(31,247)	34%	(73,612)	(68,762)	7%
Sales and operations expenses	(80,751)	(75,781)	7%	(160,105)	(160,755)	(0.4)%
General and administrative expenses	(40,474)	(29,185)	39%	(73,902)	(55,100)	34%
Total Operating expenses	(163,140)	(136,213)	20%	(307,619)	(284,617)	8%
Income from operations	19,729	9,789	102%	53,948	33,591	61%
Financial expense	(519)	(1,003)	(48)%	(1,237)	(1,337)	(7)%
Income before taxes	19,210	8,786	119%	52,711	32,254	63%
Provision for income taxes	(4,181)	(2,636)	59%	(14,232)	(9,676)	47%
Net Income	$15,029	$6,150	144%	$38,479	$22,578	70%

Net income available to shareholders of Criteo S.A.	$14,804	$5,716	159%	$37,210	$21,175	76%
Net income available to non-controlling interests	$225	$434	(48)%	$1,269	$1,403	(10)%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,663,301	61,415,467		60,702,780	61,553,875
Diluted	64,665,212	61,790,135		64,371,603	61,958,499

Net income allocated to shareholders per share:
Basic	$0.24	$0.09	167%	$0.61	$0.34	79%
Diluted	$0.23	$0.09	156%	$0.58	$0.34	71%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$15,029	$6,150	144%	$38,479	$22,578	70%
Non-cash and non-operating items	35,888	33,083	8%	65,905	65,911	—%
- Amortization and provisions	25,161	27,907	(10)%	42,386	54,951	(23)%
- Equity awards compensation expense (1)	11,670	7,160	63%	18,885	15,662	21%
- Net gain or (loss) on disposal of non-current assets	14	(123)	NM	3,959	2,143	85%
- Change in deferred taxes	(2,693)	(4,939)	(45)%	2,305	(7,617)	NM
- Change in income taxes	1,724	3,056	(44)%	(1,655)	727	NM
- Other	12	22	(45)%	25	45	(44)%
Changes in working capital related to operating activities	(24,557)	(5,856)	NM	(662)	1,631	NM
- (Increase) / Decrease in trade receivables	(21,031)	27,318	NM	26,195	126,706	(79)%
- Increase / (Decrease) in trade payables	(9,266)	(22,118)	(58)%	(19,906)	(103,797)	(81)%
- (Increase) / Decrease in other current assets	(137)	15,448	NM	(5,187)	5,050	NM
- Increase / (Decrease) in other current liabilities	3,458	(25,503)	NM	(1,069)	(26,448)	(96)%
- Change in operating lease liabilities and right of use assets	2,419	(1,001)	NM	(695)	120	NM
CASH FROM OPERATING ACTIVITIES	26,360	33,377	(21)%	103,722	90,120	15%
Acquisition of intangible assets, property, plant and equipment	(15,663)	(29,471)	(47)%	(27,616)	(40,729)	(32)%
Change in accounts payable related to intangible assets, property, plant and equipment	2,535	10,939	(77)%	708	10,460	(93)%
Payment for businesses, net of cash acquired	(9,598)	—	NM	(9,598)	—	NM
Change in other non-current financial assets	(17,056)	(21,238)	(20)%	(20,308)	(20,349)	(0.2)%
CASH USED FOR INVESTING ACTIVITIES	(39,782)	(39,770)	—%	(56,814)	(50,618)	12%
Proceeds from borrowings under line-of-credit agreement	—	154,310	NM	—	154,310	NM
Repayment of borrowings	(1,090)	1	NM	(1,272)	(169)	NM
Proceeds from exercise of stock options	7,501	(20)	NM	9,575	(16)	NM
Repurchase of treasury stocks	(29,999)	(14,860)	NM	(34,929)	(33,101)	6%
Change in other financial liabilities	(370)	(573)	(35)%	(748)	(927)	(19)%
CASH (USED FOR) FROM FINANCING ACTIVITIES	(23,958)	138,858	NM	(27,374)	120,097	NM
Effect of exchange rates changes on cash and cash equivalents	6,841	9,210	(26)%	(18,024)	(181)	NM
Net increase (decrease) in cash and cash equivalents	(30,539)	141,675	NM	1,510	159,418	(99)%
Net cash and cash equivalents at beginning of period	520,060	436,506	19%	488,011	418,763	17%
Net cash and cash equivalents at end of period	$489,521	$578,181	(15)%	$489,521	$578,181	(15)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(5,150)	$(4,519)	14%	$(13,582)	$(16,566)	(18)%
Cash paid for interest	$(369)	$(317)	16%	$(736)	$(666)	11%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $11.2 million and $6.8 million of equity awards compensation expense for the quarter ended June 30, 2021 and 2020, respectively, and $18.0 million and $14.9 million of equity awards compensation for the six months ended June, 30, 2021 and 2020, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$26,360	$33,377	(21)%	$103,722	$90,120	15%
Acquisition of intangible assets, property, plant and equipment	(15,663)	(29,471)	(47)%	(27,616)	(40,729)	(32)%
Change in accounts payable related to intangible assets, property, plant and equipment	2,535	10,939	(77)%	708	10,460	(93)%
FREE CASH FLOW (1)	$13,232	$14,845	(11)%	$76,814	$59,851	28%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC to Revenue
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$221,227	$185,674	19%	19%	$425,127	$377,419	13%	13%
EMEA	209,303	159,621	31%	21%	421,399	349,735	20%	12%
Asia-Pacific	120,781	92,319	31%	29%	245,862	213,836	15%	12%
Total	551,311	437,614	26%	22%	1,092,388	940,990	16%	12%

Traffic acquisition costs (1)
Americas	(134,332)	(115,317)	16%	16%	(261,960)	(235,339)	11%	12%
EMEA	(124,747)	(90,153)	38%	27%	(251,395)	(198,550)	27%	17%
Asia-Pacific	(71,999)	(52,228)	38%	36%	(145,390)	(121,173)	20%	17%
Total	(331,078)	(257,698)	28%	24%	(658,745)	(555,062)	19%	15%

Revenue ex-TAC (1)
Americas	86,895	70,357	24%	23%	163,167	142,080	15%	15%
EMEA	84,556	69,468	22%	12%	170,004	151,185	12%	4%
Asia-Pacific	48,782	40,091	22%	20%	100,472	92,663	8%	6%
Total	$220,233	$179,916	22%	18%	$433,643	$385,928	12%	9%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Solution	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$487,465	$381,270	28%	23%	$970,655	$851,043	14%	10%
Retail Media (2)	63,846	56,344	13%	10%	121,733	89,947	35%	32%
Total	551,311	437,614	26%	22%	1,092,388	940,990	16%	12%

Traffic acquisition costs (1)
Marketing Solutions	(294,132)	(218,990)	34%	30%	(585,005)	(492,047)	19%	15%
Retail Media (2)	(36,946)	(38,708)	(5)%	(7)%	(73,740)	(63,015)	17%	14%
Total	(331,078)	(257,698)	28%	24%	(658,745)	(555,062)	19%	15%

Revenue ex-TAC (1)
Marketing Solutions	193,333	162,280	19%	15%	385,650	358,996	7%	4%
Retail Media (2)	26,900	17,636	53%	49%	47,993	26,932	78%	74%
Total	$220,233	$179,916	22%	18%	$433,643	$385,928	12%	9%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.

(2) Criteo operates as one operating segment. From January 1, 2021 we have disaggregated revenues between Marketing Solutions and Retail Media. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. Over time, we expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Revenue ex-TAC margin will increase. Revenue ex-TAC will not be impacted by this transition.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$15,029	$6,150	144%	$38,479	$22,578	70%
Adjustments:
Financial expense	519	1,003	(48)%	1,237	1,337	(7)%
Provision for income taxes	4,181	2,636	59%	14,232	9,676	47%
Equity awards compensation expense	11,669	7,159	63%	19,551	15,662	25%
Research and development	4,218	2,068	NM	6,714	4,438	51%
Sales and operations	3,636	1,572	NM	6,005	5,190	16%
General and administrative	3,815	3,519	8%	6,832	6,034	13%
Pension service costs	337	539	(37)%	675	1,077	(37)%
Research and development	175	269	(35)%	350	538	(35)%
Sales and operations	53	95	(44)%	106	190	(44)%
General and administrative	109	175	(38)%	219	349	(37)%
Depreciation and amortization expense	22,491	20,208	11%	44,345	44,346	—%
Cost of revenue	15,744	13,098	20%	30,988	25,869	20%
Research and development (1)	2,207	1,658	33%	3,960	7,308	(46)%
Sales and operations	3,702	4,221	(12)%	7,656	8,561	(11)%
General and administrative	838	1,231	(32)%	1,741	2,608	(33)%
Acquisition-related costs	3,047	—	NM	3,047	—	NM
General and administrative	3,047	—	NM	3,047	—	NM
Restructuring related and transformation costs (2)	9,996	1,216	NM	21,632	3,425	NM
Research and development	4,831	513	NM	6,267	1,508	NM
Sales and operations	1,551	415	NM	8,918	1,436	NM
General and administrative	3,614	288	NM	6,447	481	NM
Total net adjustments	52,240	32,761	59%	104,719	75,523	39%
Adjusted EBITDA (3)	$67,269	$38,911	73%	$143,198	$98,101	46%
(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization expense for Manage technology due to a revised useful life in 2020 ($4.0 million in Research and development).
(2) For the Three Months and the Six Months Ended June 2021, and June 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
(Gain) from forfeitures of share-based compensation awards	—	—	(666)	—
Facilities related costs	9,721	807	16,337	1,794
Payroll related costs	(181)	409	4,971	1,631
Consulting costs related to transformation	456	—	990	—
Total restructuring related and transformation costs	$9,996	$1,216	$21,632	$3,425

For the three months ended June 30, 2021 and June 30, 2020, respectively, the cash outflows related to restructuring related and transformation costs were $10.3 million, and $2.1 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Research and Development expenses	$(41,915)	$(31,247)	34%	$(73,612)	$(68,762)	7%
Equity awards compensation expense	4,218	2,068	NM	6,714	4,438	51%
Depreciation and Amortization expense	2,207	1,658	33%	3,960	7,308	(46)%
Pension service costs	175	269	(35)%	350	538	(35)%
Restructuring related and transformation costs	4,831	513	NM	6,267	1,508	NM
Non GAAP - Research and Development expenses	(30,484)	(26,739)	14%	(56,321)	(54,970)	2%
Sales and Operations expenses	(80,751)	(75,781)	7%	(160,105)	(160,755)	(0.4)%
Equity awards compensation expense	3,636	1,572	NM	6,005	5,190	16%
Depreciation and Amortization expense	3,702	4,221	(12)%	7,656	8,561	(11)%
Pension service costs	53	95	(44)%	106	190	(44)%
Restructuring related and transformation costs	1,551	415	NM	8,918	1,436	NM
Non GAAP - Sales and Operations expenses	(71,809)	(69,478)	3%	(137,420)	(145,378)	(5)%
General and Administrative expenses	(40,474)	(29,185)	39%	(73,902)	(55,100)	34%
Equity awards compensation expense	3,815	3,519	8%	6,832	6,034	13%
Depreciation and Amortization expense	838	1,231	(32)%	1,741	2,608	(33)%
Pension service costs	109	175	(38)%	219	349	(37)%
Acquisition-related costs	3,047	—	NM	3,047	—	NM
Restructuring related and transformation costs	3,614	288	NM	6,447	481	NM
Non GAAP - General and Administrative expenses	(29,051)	(23,972)	21%	(55,616)	(45,628)	22%
Total Operating expenses	(163,140)	(136,213)	20%	(307,619)	(284,617)	8%
Equity awards compensation expense	11,669	7,159	63%	19,551	15,662	25%
Depreciation and Amortization expense	6,747	7,110	(5)%	13,357	18,477	(28)%
Pension service costs	337	539	(37)%	675	1,077	(37)%
Acquisition-related costs	3,047	—	NM	3,047	—	NM
Restructuring related and transformation costs	9,996	1,216	NM	21,632	3,425	NM
Total Non GAAP Operating expenses (1)	$(131,344)	$(120,189)	9%	$(249,357)	$(245,976)	1%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change
Equity awards compensation expense
Research and development	$4,218	$2,068	NM	$6,714	$4,438	51%
Sales and operations	3,636	1,572	NM	6,005	5,190	16%
General and administrative	3,815	3,519	8%	6,832	6,034	13%
Total equity awards compensation expense	11,669	7,159	63%	19,551	15,662	25%

Pension service costs
Research and development	175	269	(35)%	350	538	(35)%
Sales and operations	53	95	(44)%	106	190	(44)%
General and administrative	109	175	(38)%	219	349	(37)%
Total pension service costs	337	539	(37)%	675	1,077	(37)%

Depreciation and amortization expense
Cost of revenue	15,744	13,098	20%	30,988	25,869	20%
Research and development	2,207	1,658	33%	3,960	7,308	(46)%
Sales and operations	3,702	4,221	(12)%	7,656	8,561	(11)%
General and administrative	838	1,231	(32)%	1,741	2,608	(33)%
Total depreciation and amortization expense	22,491	20,208	11%	44,345	44,346	—%

Acquisition-related costs
General and administrative	3,047	—	NM	3,047	—	NM
Total acquisition-related costs	3,047	—	NM	3,047	—	NM

Restructuring related and transformation costs
Research and development	4,831	513	NM	6,267	1,508	NM
Sales and operations	1,551	415	NM	8,918	1,436	NM
General and administrative	3,614	288	NM	6,447	481	NM
Total restructuring related and transformation costs	$9,996	$1,216	NM	$21,632	$3,425	NM

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Net income	$15,029	$6,150	144%	$38,479	$22,578	70%
Adjustments:
Equity awards compensation expense	11,669	7,159	63%	19,551	15,662	25%
Amortization of acquisition-related intangible assets (1)	2,936	2,847	3%	5,871	9,695	(39)%
Acquisition-related costs	3,047	—	NM	3,047	—	NM
Restructuring related and transformation costs	9,996	1,216	NM	21,632	3,425	NM
Tax impact of the above adjustments	(1,821)	(665)	NM	(4,572)	(2,625)	74%
Total net adjustments	25,827	10,557	NM	45,529	26,157	74%
Adjusted net income (2)	$40,856	$16,707	145%	$84,008	$48,735	72%

Weighted average shares outstanding
- Basic	60,663,301	61,415,467		60,702,780	61,553,875
- Diluted	64,665,212	61,790,135		64,371,603	61,958,499

Adjusted net income per share
- Basic	$0.67	$0.27	148%	$1.38	$0.79	75%
- Diluted	$0.63	$0.27	133%	$1.31	$0.79	66%

(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization expense for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue as reported	$551,311	$437,614	26%	$1,092,388	$940,990	16%
Conversion impact U.S. dollar/other currencies	(18,569)			(35,316)
Revenue at constant currency(1)	532,742	437,614	22%	1,057,072	940,990	12%

Traffic acquisition costs as reported	(331,078)	(257,698)	28%	(658,745)	(555,062)	19%
Conversion impact U.S. dollar/other currencies	11,283			21,600
Traffic Acquisition Costs at constant currency(1)	(319,795)	(257,698)	24%	(637,145)	(555,062)	15%

Revenue ex-TAC as reported(2)	220,233	179,916	22%	433,643	385,928	12%
Conversion impact U.S. dollar/other currencies	(7,285)			(13,715)
Revenue ex-TAC at constant currency(2)	212,948	179,916	18%	419,928	385,928	9%
Revenue ex-TAC(2)/Revenue as reported	40%	41%		40%	41%

Other cost of revenue as reported	(37,364)	(33,914)	10%	(72,076)	(67,720)	6%
Conversion impact U.S. dollar/other currencies	559			881
Other cost of revenue at constant currency(1)	(36,805)	(33,914)	9%	(71,195)	(67,720)	5%

Adjusted EBITDA(3)	67,269	38,911	73%	143,198	98,101	46%
Conversion impact U.S. dollar/other currencies	(4,433)			(9,024)
Adjusted EBITDA(3) at constant currency(1)	$62,836	$38,911	61%	$134,174	$98,101	37%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	31%	22%		33%	25%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC to Revenue" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2021	2020
Shares outstanding as at January 1,	60,639,570	62,293,508
Weighted average number of shares issued during the period	63,210	(739,633)
Basic number of shares - Basic EPS basis	60,702,780	61,553,875
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,668,823	404,624
Diluted number of shares - Diluted EPS basis	64,371,603	61,958,499

Shares issued as June 30, before Treasury stocks	66,697,360	66,204,881
Treasury stock as of June 30,	(6,080,008)	(5,589,408)
Shares outstanding as of June 30, after Treasury stocks	60,617,352	60,615,473
Total dilutive effect of share options, warrants, employee warrants	8,438,680	8,341,925
Fully diluted shares as at June 30,	69,056,032	68,957,398

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019

Clients	5%	3%	21,332	20,626	21,460	20,565	20,359	20,360	20,247	19,971	19,733

Revenue	26%	2%	551,311	541,077	661,282	470,345	437,614	503,376	652,640	522,606	528,147
Americas	19%	8%	221,227	203,900	312,817	204,618	185,674	191,745	306,250	213,937	213,974
EMEA	31%	(1)%	209,303	212,096	232,137	167,800	159,621	190,114	216,639	185,556	194,359
APAC	31%	(3)%	120,781	125,081	116,328	97,927	92,319	121,517	129,751	123,113	119,814

Revenue	26%	2%	551,311	541,077	661,282	470,345	437,614	503,376	N.A	N.A	N.A
Marketing Solutions	28%	1%	487,465	483,190	543,262	412,126	381,270	469,773	N.A	N.A	N.A
Retail Media	13%	10%	63,846	57,887	118,020	58,219	56,344	33,603	N.A	N.A	N.A

TAC	28%	1%	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	(386,388)	(301,901)	(304,229)
Americas	16%	5%	(134,332)	(127,628)	(203,341)	(130,756)	(115,317)	(120,022)	(189,092)	(129,047)	(129,491)
EMEA	38%	(2)%	(124,747)	(126,648)	(137,384)	(97,272)	(90,153)	(108,397)	(124,939)	(103,899)	(107,401)
APAC	38%	(2)%	(71,999)	(73,391)	(67,383)	(56,373)	(52,228)	(68,945)	(72,357)	(68,955)	(67,337)

TAC	28%	1%	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	N.A	N.A	N.A
Marketing Solutions	34%	1%	(294,132)	(290,873)	(324,017)	(243,616)	(218,990)	(273,057)	N.A	N.A	N.A
Retail Media	(5)%	—%	(36,946)	(36,794)	(84,091)	(40,785)	(38,708)	(24,307)	N.A	N.A	N.A

Revenue ex-TAC (1)	22%	3%	220,233	213,410	253,174	185,944	179,916	206,012	266,252	220,705	223,918
Americas	24%	14%	86,895	76,272	109,476	73,862	70,357	71,723	117,158	84,890	84,483
EMEA	22%	(1)%	84,556	85,448	94,753	70,528	69,468	81,717	91,700	81,657	86,958
APAC	22%	(6)%	48,782	51,690	48,945	41,554	40,091	52,572	57,394	54,158	52,477

Revenue ex-TAC (1)	22%	3%	220,233	213,410	253,174	185,944	179,916	206,012	N.A	N.A	N.A
Marketing Solutions	19%	1%	193,333	192,317	219,245	168,510	162,280	196,716	N.A	N.A	N.A
Retail Media	53%	28%	26,900	21,093	33,929	17,434	17,636	9,296	N.A	N.A	N.A

Cash flow from operating activities	(21)%	(66)%	26,360	77,362	44,080	51,156	33,377	56,743	59,359	43,289	52,964

Capital expenditures	(29)%	(5)%	13,128	13,780	22,302	12,898	18,532	11,737	17,520	23,944	32,792

Capital expenditures/Revenue	N.A	N.A	2%	3%	3%	3%	4%	2%	3%	5%	6%

Net cash position	(15)%	(6)%	489,521	520,060	488,011	626,744	578,181	436,506	418,763	409,178	422,053

Headcount	(4)%	2%	2,572	2,532	2,594	2,636	2,685	2,701	2,755	2,794	2,873

Days Sales Outstanding (days - end of month)	N.A	N.A	66	64	56	62	61	62	52	57	58

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region and solution can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region, and Revenue ex-TAC by Solution provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution, or similarly titled measures but define the regions, and product families differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs, Revenue ex-TAC by Region and Revenue ex-TAC by Solution alongside our other U.S. GAAP financial results, including revenue. The above tables provide a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region and Revenue ex-TAC by Solution to revenue by solution.